United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 28, 2021

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒        Written communications pursuant to Rule 425 under the Securities Act

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Definitive Material Agreement

On June 28, 2021, Communications Systems, Inc. (“CSI” or the “Company”) entered into a securities purchase agreement with a group of institutional investors (the “PIPE Investors”) to make a $25.0 million private placement investment in CSI in connection with the closing of the previously announced merger between CSI and Pineapple Energy, LLC (“Pineapple”). Proceeds of this investment will used primarily to fund Pineapple strategic initiatives. The closing of the financing is subject to approval of CSI’s shareholders.

Terms of PIPE Offering

Under the terms of the securities purchase agreement, the PIPE Investors have agreed to purchase $25.0 million in newly authorized CSI Series A Convertible Preferred Stock convertible at a price of $3.40 per share into CSI common stock, with five-year warrants to purchase an additional $25.0 million of common shares at that same price (the “PIPE Offering”). The PIPE Offering is expected will close immediately following the consummation of the CSI-Pineapple merger (the “Merger”); thus, the PIPE Investors will invest in the post-Merger company. Therefore, the PIPE Investors will not be entitled to receive any cash dividends paid prior to closing and will not receive the Contingent Value Rights (“CVRs”) to be issued to pre-Merger CSI shareholders.

CSI and one of the PIPE Investors, CrowdOut Capital LLC (“CrowdOut”), which has agreed, subject to the satisfaction of certain closing conditions, to purchase $9.0 million of the $25.0 million of Series A Convertible Preferred Stock, have also entered into a non-binding letter of intent for a $20.0 million term loan (the “Debt Transaction”) to be provided by CrowdOut to the Company to assist the combined CSI-Pineapple company fund the acquisitions of Hawaii Energy Connection (“HEC”) and E-GEAR, which will are expected to close concurrently with the Merger. CrowdOut’s obligation to consummate the transactions in the PIPE Offering, including its obligation to purchase the CSI Series A Convertible Preferred Stock and warrants from the Company, is expressly conditioned on CrowdOut closing and funding the Debt Transaction pursuant to fully executed credit documents that are mutually acceptable to CSI and CrowdOut.

The Series A Convertible Preferred Stock will have no liquidation or dividend preference over CSI common stock and no voting rights until after converted into CSI common stock. Assuming conversion of the Series A Convertible Preferred Stock, the PIPE Investors would own approximately 7.35 million shares of the Company’s outstanding common stock immediately following the closing of the PIPE Offering, representing approximately 22% of CSI’s outstanding Common Stock after giving effect to the issuance of shares in the Merger, and approximately 14.7 million shares assuming exercise of all the warrants for cash, representing approximately 37% of CSI’s outstanding common stock after giving effect to the issuance of shares in the Merger and exercise of the warrants.

The Series A Convertible Preferred Stock and warrants will have anti-dilution provisions that would increase the number of shares issuable upon conversion or exercise, and lower the conversion or exercise price, if CSI issues equity securities at a price less than the conversion or exercise price at the time of such issuance. The securities purchase agreement also prohibits the combined company from conducting a new equity offering within 30 days of the closing, gives the PIPE Investors in the aggregate the right to purchase up to 25% of the equity securities in future CSI-Pineapple offerings within one year of closing and requires 30-day lock-up agreements of CSI common stock by certain CSI-Pineapple officers, directors and major shareholders following the closing. In connection with the transaction, CSI has agreed to file a registration statement on behalf of the PIPE Investors allowing them to resell the common stock into which the Series A Convertible Preferred Stock is convertible and the warrants are exercisable immediately after issuance. Closing is subject to the effectiveness of this registration statement and other customary closing conditions.

The foregoing descriptions of the (i) securities purchase agreement, (ii) the CSI Series A Convertible Preferred Stock, (iii) the warrant, (iv) the registration rights agreement, (v) the lock up agreement between the Company, certain CSI-Pineapple officers, directors and major shareholders and the PIPE Investors, and (vi) the letter agreement dated as of June 28, 2021 between Communications Systems, Inc. and CrowdOut Capital LLC confirming that the CrowdOut $9.0 million equity commitment is contingent on closing of the $20.0 million term loan do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements, which are filed as Exhibit 10.1, 4.1, 4.2, 4.3, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Significance of the PIPE Offering for the CSI- Pineapple Merger

On March 2, 2021, CSI, which has operated as an IoT intelligent edge products and services company, entered into a definitive merger agreement with privately held Pineapple, a growing U.S. operator and consolidator of residential solar, battery storage, and grid services solutions. A meeting of the Company’s shareholders to approve the Merger agreement with Pineapple is expected to be held later in 2021. During the same meeting, CSI will also be requesting shareholder approval of the issuance of the Series A Convertible Preferred Stock and warrants. If the Merger is approved by CSI shareholders, upon closing, CSI will commence doing business as Pineapple Energy, with a business model focused on the rapidly growing home solar industry.

Summary of CSI Shares to be Outstanding after CSI-Pineapple Merger and PIPE Offering

As June 24, 2021, CSI has approximately 9,470,000 million shares outstanding and expects to have approximately 9.9 million shares outstanding immediately prior to the closing of the CSI-Pineapple Merger. CSI will initially issue 15.6 million shares in the CSI-Pineapple Merger and may issue up to an additional 3.0 million shares to the Pineapple shareholders if specific post-Merger milestones are achieved in accordance with the Merger agreement. Immediately after the closing of CSI-Pineapple merger and PIPE Offering, the PIPE Investors would own Series A Convertible Preferred Stock immediately convertible into 7.35 million shares of Company common stock, representing approximately 22% of CSI’s outstanding common stock after giving effect to the issuance of shares in the Merger, and also own warrants immediately exercisable for an additional 7.35 million shares of Company common stock, representing approximately 37% of CSI’s outstanding common stock after giving effect to the issuance of shares in the Merger and exercise of the warrants. The following chart summarizes the treatment of the different shareholders of CSI.

The following chart summarizes the treatment of the different shareholders of CSI.

Type of Shareholder	Share Purchase Price	Right to Receive Dividends and CVR relating to Pre-Merger CSI	Shares of the combined company held immediately after the merger with Pineapple
CSI Shareholders immediately prior to the CSI-Pineapple Merger	Various, based on purchases in the public market on the Nasdaq Capital Market.	Dividends will consist of the $3.50 per share expected to be declared and paid after the closing of the E&S Sale. In addition, these shareholders will receive any cash generated on the sale of CSI’s Services & Support segment, real estate holdings, investments, and remaining cash - either through a cash dividend or through distributions pursuant to the CVR

9,470,425 shares outstanding as June 24, 2021, plus shares related to CSI incentive plans triggered by the sale of the CSI’s Electronics & Software segment Existing CSI shareholders will continue to hold the same numbers of shares in the CSI-Pineapple post-Merger company

Existing CSI shareholders will continue to hold the same numbers of shares in the CSI-Pineapple post-Merger company

PIPE Investors	$25.0 million in newly authorized CSI Series A Convertible Preferred Stock convertible at a price of $3.40 per share into CSI common stock, with five-year warrants to purchase an additional $25.0 million of shares of common stock at that same price, in each case subject to adjustment for certain dilutive issuances.	No rights to pre-Merger dividends or distributions under CVR relating to CSI assets existing prior to the CSI-Pineapple Merger	7.35 million shares of outstanding common stock Approximately 14.7 million shares assuming exercise of all the warrants
Shareholders of Pineapple entities	Shares to be issued pursuant to the Merger agreement	No rights to dividends or distributions under CVR relating to CSI assets existing prior to the CSI-Pineapple Merger	Initially 15.6 million shares with the potential for earnout shares based on the terms of Merger agreement

Item 8.01 Other Events

On June 28, 2021 CSI issued a press release announcing that it had entered into the Purchase Agreement discussed in Item 1.01 of this Form 8-K. A copy of that press release is filed as Exhibit 99.1 to this Form 8-K.

Proposed Debt Financing

In addition, as noted above, CSI and one of the PIPE Investors, CrowdOut Capital LLC (“CrowdOut”), have also entered into a non-binding letter of intent for a $20.0 term loan (the “Debt Transaction”) to be provided by CrowdOut to the Company to assist the combined CSI-Pineapple company fund the acquisitions of Hawaii Energy Connection (“HEC”) and E-GEAR, which are expected to close concurrently with the CSI-Pineapple Merger. CrowdOut’s obligation to consummate the transactions in the PIPE Offering, including its obligation to purchase the CSI Series A Convertible Preferred Stock and warrants from the Company, is expressly conditioned on CrowdOut closing and funding, on or prior to the CSI-Pineapple Closing Date, the Debt Transaction pursuant to fully executed credit documents that are mutually acceptable to CSI and CrowdOut.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Form 8-K.

Exhibit Number	Exhibit
4.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Communications Systems, Inc
4.2	Form of Communications Systems, Inc. Warrant to be issued to the PIPE Investors
4.3	Registration Rights Agreement between Communications Systems, Inc. and PIPE Investors
10.1	Securities Purchase Agreement dated as of June 28, 2021, between Communications Systems, Inc. and the PIPE Investors
10.2	Form of Lock-up Agreement by and among the Company, certain Company directors, officers and shareholders and the PIPE Investors
10.3	Letter Agreement dated as of June 28, 2021 between Communications Systems, Inc. and CrowdOut Capital LLC confirming that the CrowdOut $9.0 million equity commitment is contingent on the closing of $20.0 million term loan.
99.1	Press Release of Communications Systems, Inc. dated June 28, 2021
* All schedules to the securities purchase agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CSI hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC

By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date:  June 29, 2021